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EXHIBIT 1(J)


                             HT INSIGHT FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

         HT INSIGHT FUNDS, INC., a Maryland corporation, having its principal office in Boston, Massachusetts (the "Corporation"), certifies:

         FIRST: The Board of Directors of the Corporation, by resolution at a regular meeting of the Corporation's Board of Directors on April 29, 1997 and pursuant to Section 2-208 and Section 2-105 of the Maryland General Corporation Law, authorized the Officers of the Corporation to take such action as necessary to classify the following shares of the authorized and unissued capital stock of the Corporation as follows:

         (1)  "Money Market Fund - Class A" 300,000,000 shares;
         (2)  "Money Market Fund - Institutional Shares" 300,000,000 shares.

         SECOND: Immediately before the classification of shares set forth in ARTICLE FIRST above, authorized shares of the Corporation were designated as follows:

         (1) "Government Money Market Fund - Class A," consisting of 1,000,000,000 shares;

         (2) "Government Money Market Fund - Class B," consisting of 200,000,000 shares;

         (3) "Government Money Market Fund - Institutional Shares," consisting of 500,000,000 shares;

         (4)  "Money Market Fund - Class A," consisting of 1,000,000,000 shares;

         (5)  "Money Market Fund - Class B," consisting of 200,000,000 shares;

         (6) "Money Market Fund - Institutional Shares," consisting of 750,000,000 shares;

         (7) Tax-Exempt Money Market Fund - Class A," consisting of 500,000,000 shares;

         (8)  Tax-Exempt Money Market Fund - Class B," consisting of 200,000,000

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              shares;

         (9) Tax-Exempt Money Market Fund - Institutional Shares," consisting of 1,000,000,000 shares;

         (10) "Class D," consisting of 100,000,000 shares;

         (11) "Equity Fund - Class A," consisting of 100,000,000 shares;

         (12) "Equity Fund - Institutional Shares," consisting of 100,000,000 shares;

         (13) "Short/Intermediate Bond Fund - Class A," consisting of 100,000,000 shares;

         (14) "Short/Intermediate Bond Fund - Institutional Shares," consisting of 100,000,000 shares;

         (15) "Class G," consisting of 50,000,000 shares;

         (16) "Prime Reserve Fund - Class A," consisting of 200,000,000 shares;

         (17) "Prime Reserve Fund - Class B," consisting of 700,000,000 shares;

         (18) "Prime Reserve Fund - Institutional Shares," consisting of 300,000,000 shares;

         (19) "Hemisphere Free Trade Fund - Class A," consisting of 50,000,000 shares; and

         (20) "Hemisphere Free Trade Fund - Institutional Shares," consisting of 50,000,000 shares.

         THIRD: Immediately before and after the classification of shares set forth in ARTICLE FIRST above, the aggregate number of all classes of shares of common stock which the Corporation is authorized to issue is 10,000,000,000 shares of common stock of par value $.001 each, having an aggregate par value of $10,000,000.

         FOURTH: Immediately after the classification of shares set forth in ARTICLE FIRST above, the Corporation is authorized to issue shares designated as follows:

         (1) "Government Money Market Fund - Class A," consisting of 1,000,000,000 shares;

         (2) "Government Money Market Fund - Institutional Shares," consisting of 500,000,000 shares;

         (3)  "Money Market Fund - Class A," consisting of 1,300,000,000 shares;

         (4) "Money Market Fund - Institutional Shares," consisting of 1,050,000,000 shares;

         (5) Tax-Exempt Money Market Fund - Class A," consisting of 500,000,000 shares;

         (6) Tax-Exempt Money Market Fund - Institutional Shares," consisting of 1,000,000,000 shares;

         (7)  "Class D," consisting of 100,000,000 shares;

         (8)  "Equity Fund - Class A," consisting of 100,000,000 shares;

         (9) "Equity Fund - Institutional Shares," consisting of 100,000,000 shares;

         (10) "Short/Intermediate Bond Fund - Class A," consisting of 100,000,000 shares;

         (11) "Short/Intermediate Bond Fund - Institutional Shares," consisting of
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              100,000,000 shares;

         (12) "Class G," consisting of 50,000,000 shares;

         (13) "Prime Reserve Fund - Class A," consisting of 200,000,000 shares;

         (14) "Prime Reserve Fund - Class B," consisting of 700,000,000 shares;

         (15) "Prime Reserve Fund - Institutional Shares," consisting of 300,000,000 shares;

         (16) "Hemisphere Free Trade Fund - Class A," consisting of 50,000,000 shares; and

         (17) "Hemisphere Free Trade Fund - Institutional Shares," consisting of 50,000,000 shares.

         FIFTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

         The President of HT Insight Funds, Inc. acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, HT INSIGHT FUNDS, INC. has caused these Articles Supplementary to be executed in its name and on its behalf on the 29th day of April, 1997.

ATTEST:                             HT INSIGHT FUNDS, INC.


By: /s/ John E. Pelletier           By: /s/ Richard W. Ingram
    --------------------------          --------------------------
    John E. Pelletier                   Richard W. Ingram
    Secretary                           President